UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	0-29030 (Commission File Number)	22-3475473 (I.R.S. Employer Identification No.)

200 Munsonhurst Road
Franklin, New Jersey 07416
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (973) 827-2914

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2011, the Board of Directors (the “Board”) of Sussex Bancorp (the “Company”) announced that Edward J. Leppert, a current independent director of the Board, will assume the role of Chairman of the Board effective January 1, 2012.  Mr. Leppert is currently the chairman of the audit and the nominating and corporate governance committees and is a member of the compensation committee.  Mr. Kovach will continue on the Board as a non-employee director.  Beginning in 2012, Mr. Kovach will receive an annual retainer of $6,500 for his service as a non-employee director.  In addition, Mr. Kovach will receive a per-meeting fee of $500. Mr. Kovach may elect to defer all or a portion of his fees pursuant to the Company’s Director Deferred Compensation Agreement.

A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

99.1	Press Release, dated December 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: December 2, 2011	By:	/s/ Anthony Labozzetta
Anthony Labozzetta
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 2, 2011